                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNDED SUBSDIARIES
                                MARCH 10, 1999

                                               Percentage        Percentage
Name of Company                                Held by TRA       Held by Sub          Jurisdiction
---------------                                -----------       -----------          ------------
I.   El Rancho Rock & Sand, Inc.                  100                                  California

II.  Hudson Bay Gold Inc.                         100                                  Canada

III. Inspiration Coal Inc.                        100                                  Delaware

IV.  Inspiration Coal Development Company         100                                  Delaware
     which owns
----------------------------------
     A.    Ashland Mining Corporation                                  100             W. Virginia
     B.    Briarwood Mining Inc.                                       100             Virginia
     C.    Plateau Fuels, Inc.                                         100             Kentucky
     D.    Southern Floyd Coal, Inc.                                   100             Kentucky

V.   Inspiration Consolidated Copper Company      100                                  Maine
     which owns
----------------------------------
     A.    Black Pine Mining Company                                   100             Montana
     B.    Inspiration Development Company                             100             Delaware

VI.  Inspiration Gold Incorporated                100                                  Delaware

VII. Terra Capital Holdings, Inc.                 100                                  Delaware
     which owns
----------------------------------
     A.    Terra Capital, Inc.                                         100             Delaware
           which owns
----------------------------------
           1.   Terra Methanol Corporation                             100             Delaware
           2.   Terra International, Inc.                              100             Delaware
                which owns
----------------------------------
                a. Farmbelt Chemicals, Inc.                            100             Delaware
                b. Farmers Agricultural Credit Corporation             100             Iowa
                c. Northern Agricultural Credit Corporation            100             Minnesota
                d. Terra International (Oklahoma) Inc.                 100             Delaware
                e. Terra Real Estate Corporation                       100             Iowa
                f. Terra Real Estate Development Corporation           100             Iowa
                g. Terra Express, Inc.                                 100             Delaware
                h. Omnium, LLC                                          50             Missouri

                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNDED SUBSDIARIES
                                MARCH 10, 1999

                                               Percentage        Percentage
Name of Company                                Held by TRA       Held by Sub          Jurisdiction
---------------                                -----------       -----------          ------------
     A.    Terra Capital, Inc. (continued)
     -------------------------------------
           2.   Terra International, Inc. (continued)
                i.  Terra International (Canada) Inc.                  100             Ontario, Canada
                    which owns
------------------------------------------
                    1.  Terra Nitrogen (U.K.) Limited  100 England
                    2.  Belmont Farm Supply Inc.                        50             Federal
                    3.  Bluewater Agromart Limited                      50             Ontario
                    4.  Brussels Agromart Ltd.                          50             Ontario
                    5.  Cardinal Farm Supply
                        Limited                                         50             Ontario
                    6.  Fingal Farm Supply Limited                      50             Ontario
                    7.  Grand Falls Agromart Ltd.                       50             Federal
                    8.  Hartland Agromart Ltd.                          50             Federal
                    9.  Harvex Agromart Inc.                            50             Ontario
                   10.  Hoegy's Farm Supply Limited                     50             Ontario
                   11.  Lakeside Grain & Feed Limited                   50             Ontario
                   12.  Macroblend Limited                              50             Ontario
                   13.  Maple Farm Supply Limited                       50             Ontario
                   14.  Max Underhill's Farm Supply Limited             50             Ontario
                   15.  Munro Agromart Ltd.                             50             Ontario
                   16.  Oakwood Agromart Ltd.                           50             Ontario
                   17.  Oxford Agropro Ltd.                             50             Ontario
                   18.  Scotland Agromart Ltd.                          50             Ontario
                   19.  Setterington's Fertilizer Service Limited       50             Ontario
                   20.  Sprucedale Agromart Limited                     50             Ontario
                   21.  Tri-County Agromart Ltd.                        50             Ontario
                j. Royster-Clark, Inc.                                  40             Delaware
                k. Port Neal Corporation                               100             Delaware
                l. Delta Data Systems, Inc.                            100             Mississippi


                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNDED SUBSDIARIES
                                MARCH 10, 1999

                                               Percentage        Percentage
Name of Company                                Held by TRA       Held by Sub          Jurisdiction
---------------                                -----------       -----------          ------------
           3.   BMC Holdings, Inc.                                     100             Delaware
           which owns
---------------------------
           a.   Beaumont Methanol, Limited Partnership/1/               58             Delaware
                   which owns
---------------------------
                   1.  Terra (U.K.) Holdings Inc.                      100             Delaware
                       which owns
------------------------------------------------------
                       a.  Beaumont Ammonia Inc.                       100             Delaware

           4.   Terra Nitrogen Corporation                             100             Delaware
           which owns
------------------------------------
           a.   Terra Nitrogen Company, L.P./2/                         70             Delaware
                   which owns
------------------------------------
                   1.  Terra Nitrogen, Limited Partnership/3/           99             Delaware
                       a.  Oklahoma Co2 Partnership                     50             Oklahoma

           5.   Terra Capital Funding LLC/4/                            99             Delaware
                a.     Terra Funding Corporation/5/                    100             Delaware

VIII. Western Gold Exploration and Mining Company,
           Limited Partnership                                          50             Delaware

-----------------------
/1/Terra Methanol Corporation is 1% General Partner.
/2/Terra Nitrogen Corporation's interest includes 1.0101% as General Partner and some of TNCLP is owned directly by Terra Capital, Inc.
/3/Terra Nitrogen Corporation is 1% General Partner.
/4/Terra Capital Holdings, Inc. has a 1% interest.
/5/An outside investor owns one share of Class SV Preferred Shares with limited voting rights.